Exhibit 10.111

NON-CONVERTIBLE DEBENTURE

DUE APRIL 28, 2025

Original Issue Date: August 20, 2024	Conditional Principal Amount:
not less than $1,271,000.00
and not more than $1,784,00.00

THIS IS A NON-CONVERTIBLE DEBENTURE of ALT5 Sigma Corporation, a Nevada corporation (the “Company”), having its principal place of business at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119 (this “Debenture”), which represents a duly authorized and validly issued debt of the Company.

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of [*], a corporation (the “Holder”), or its registered assigns, the principal sum of up to $1,784,000.001 (the “Principal Amount”) and interest (“Interest”) accrued thereon at the rate of (i) one percent (1%) per month from and after the Original Issue Date through and including October 31, 2024, (ii) three percent (3%) per month from and after November 1, 2024 through and including January 29, 2025, and (iii) four percent (4%) per month from and after January 30, 2025 through and including the date of repayment .. The Principal Amount and all accrued, but unpaid, Interest shall be due and payable not later than April 28, 2025 (the “Maturity Date”), or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder.

This Debenture is subject to the following additional provisions:

Upon the execution and delivery of this Debenture, the Purchase Agreement, and the Warrant (as that term is defined in the Purchase Agreement) the sum of $1,100,000.00 shall be remitted and delivered to, or on behalf of, the Company.

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company (as such term is defined in Rule 1-02(w) of Regulation S-X thereof) commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company , (b) there is commenced against the Company any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company makes a general assignment for the benefit of creditors, (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

[1]	The original issue discount (the “OID”) at the Original Issue Date shall be $171,000.00, subject to a potential two-step adjustment of $171,000.00 and $342,000.00, respectively. If the Principal Amount and the Interest accrued thereon are paid in full on or before October 31, 2024, then the OID shall not be adjusted and, accordingly, the Principal Amount shall not be adjusted and shall be $1,271,000.00. If the Principal Amount and the Interest accrued thereon are not paid in full on or before October 31, 2024, but are paid in full on or before January 29, 2025, then the OID shall be increased by $171,000.00 and, accordingly, the Principal Amount shall be increased to $1,442,000.00, less any payments made thereon. If the Principal Amount and the Interest accrued thereon are not paid in full on or before January 29, 2025, but are paid in full thereafter, then the OID shall be increased by an additional $342,000.00 and, accordingly, the Principal Amount shall be increased to $1,784,000.00, less any payments made thereon.

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“Event of Default” shall have the meaning set forth in Section 7(a).

“Nevada Courts” shall have the meaning set forth in Section 8(d).

“Debenture Register” shall have the meaning set forth in Section 2(b).

“Original Issue Date” means August 20, 2024.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means the Unit Purchase Agreement, dated as of August 20, 2024, between the Company and the original Holder, as amended, modified, or supplemented from time to time in accordance with its terms.

Section 2. Interest. All payments of Interest hereunder will be payable in cash and shall be made to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”).

Section 3. Prepayments.

a) Permissive Prepayments. The Company may prepay any or all of the Principal Amount of this Debenture and any accrued and unpaid interest without prior notice.

b) Mandatory Pre-payments – Financing. In the event that the Company shall consummate any financing(s), whether debt, equity, or a combination thereof, prior to the Company having repaid all of the Principal Amount and Interest accrued hereunder, then the Company, as a mandatory pre-payment, shall, within ten (10) days of the consummation thereof, tender to the Holder and to each other holder of a non-convertible debenture of the Company sold in the Series of Transactions (as that term is defined in the Purchase Agreement), on a pro rata basis (based upon the initial, but not conditional, principal amount of this Debenture and each of the other non-convertible debentures of the Company sold in the Series of Transactions debentures) an amount equivalent to fifty percent (50%) of the funds that the Company received from such financing, net of finder’s fees, brokerage commissions, and the like. Notwithstanding anything to the contrary contained herein, such mandatory pre-payment obligation shall not vest in respect of (i) the consummation of any transaction in the Series of Transactions (as that term is defined in the Purchase Agreement) and (ii) any refinancing of any obligations of the Company or any of its Subsidiaries.

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c) Mandatory Pre-payments and Set-offs – Warrants. Within five (5) Business Days of the exercise in full of any vested component of the Warrant that was granted in connection with the sale of this Debenture, the Company shall pay in full to the holder of this Debenture an amount equivalent to the principal amount hereof that constitutes any then-outstanding non-conditional OID. In the event that the Company has repaid to the Holder all sums owing hereunder, but for an amount of principal equivalent to any non-conditional OID, the Company shall have the right, but not the obligation, to set-off any or all of such unpaid principal amount against the exercise price of any or all of the unexercised Warrants that are then vested (in accordance with the provisions of the Warrant), the result of which set-off would be a Company-performed exercise of such Warrants at their exercise price for such set-off amount on a dollar-for-dollar basis.

Section 4. Registration of Transfers and Exchanges.

a) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder and may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations.

b) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on this Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 5. Reserved.

Section 6. Reserved.

Section 7. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule, or regulation of any administrative or governmental body):

i. (A) Any default in the payment of the Principal Amount, or (B) any default in the payment of Interest or other amounts (not including principal) due hereunder, which failure is not cured within three (3) Business Days after such failure;

ii. the Company shall fail to observe or perform any other covenant, provision, or agreement contained in this Debenture and is not cured, if possible to cure, within the earlier to occur of (A) three (3) Business Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) three (3) Business Days after the Company has become or should have become aware of such failure;

iii. a material default or event of material default of any other material agreement, lease, document, or instrument to which the Company is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Debenture or the Purchase Agreement, any written statement pursuant hereto or thereto or any other report, financial statement, or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

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v. the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement, or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long-term leasing or factoring arrangement that (a) involves an obligation greater than $250,000.00 only if such indebtedness shall hereafter be created and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Company shall: (a) apply for or consent to the appointment of a receiver, trustee, custodian, or liquidator of it or any of its properties; (b) admit in writing its inability to pay its debts as they mature; (c) make a general assignment for the benefit of creditors; (d) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law or statute of any other jurisdiction or foreign country; or (e) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (f) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

viii. if any order, judgment, or decree shall be entered, without the application, approval, or consent of the Company by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company, or appointing a receiver, trustee, custodian, or liquidator of the Company , or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) calendar days;

ix. the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company having an aggregate fair value or repair cost (as the case may be) in excess of $250,000 individually or in the aggregate, and any such levy, seizure, or attachment shall not be set aside, bonded, or discharged within sixty (60) days after the date thereof; or

x. any monetary judgment, writ or similar final process shall be entered or filed against the Company, or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded, or unstayed for a period of forty-five (45) calendar days.

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b) Remedies upon Event of Default. If any Event of Default occurs, then the outstanding Principal Amount of this Debenture, plus accrued but unpaid Interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest, or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of this Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119, or such other email address, facsimile number, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address, facsimile number, or address of the Holder appearing on the books of the Company, or if no such email address, facsimile number, or address appears on the books of the Company, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 12:00 noon (Pacific time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 12:00 noon (Pacific time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the Principal Amount of this Debenture so mutilated, lost, stolen, or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

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d) Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Debenture (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees, or agents) shall be commenced in the state and federal courts sitting in the City of Las Vegas, County of Clark (the “Nevada Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Nevada Courts, or such Nevada Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Debenture is invalid, illegal, or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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g) Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

(Signature Page follows)

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

ALT5 SIGMA CORPORATION

By:
Name:	Tony Isaac
Title:	Chief Executive Officer

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